Exhibit 10.2	Amendment No. 1 to the Amended and Restated Continuing Guarantee Agreement, effective as of April 13, 2011 by and between Streamline Health Solutions, Inc, and Fifth Third Bank
AMENDMENT NO. 1
TO AMENDED AND RESTATED CONTINUING GUARANTY AGREEMENT
This AMENDMENT NO. 1 TO AMENDED AND RESTATED CONTINUING GUARANTY AGREEMENT (this “Amendment”) is dated as of April 13, 2011 between STREAMLINE HEALTH SOLUTIONS, INC. (“Guarantor”) and FIFTH THIRD BANK, an Ohio banking corporation (“Lender”).
WHEREAS, Guarantor and Lender are parties to the Amended and Restated Continuing Guaranty Agreement dated as of October 21, 2009 (as amended, supplemented or modified from time to time, the “Guaranty”); and
WHEREAS, the Guarantor and the Lender desire to amend certain terms and conditions of the Guaranty.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein, the Guarantor and the Lender agree as follows (with capitalized terms used, but not otherwise defined, herein having the respective meanings given to such terms in the Guaranty):
1. Amendments. On and as of the Effective Date (as defined below), the Guaranty is hereby amended as follows:
(a) Section 5(a) of the Guaranty is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:
“(a) Fixed Charge Coverage Ratio. Guarantor shall not permit its Fixed Charge Coverage Ratio, on a consolidated basis, to be less than (i) 1.10 to 1.0 at the end of the fiscal quarters of Guarantor ending April 30, 2011 and July 31, 2011 (ii) 1.25 to 1.0 at the end of the fiscal quarter ending October 31, 2011 and at the end of each fiscal quarter thereafter, in each case, as measured on a rolling twelve month basis”;
(b) Section 5 of the Guaranty is hereby amended by inserting, at the end of such Section, a new subsection (c) reading in its entirety as follows:
“(c) Capitalized Software Development Costs. Guarantor shall not permit its capitalized software development costs (as reflected on the financial statements delivered pursuant to Section 3(a)(ii) or (iii) hereof) to exceed EBITDA, measured (a) for the nine month period ending October 31, 2011 and (b) for the twelve month period ending on each January 31, April 30, July 31 and October 31 thereafter.”

2. Consent; Continuing Effect of Guaranty and Loan Documents. Guarantor acknowledges that it has received and reviewed a copy of the Second Amended and Restated Revolving Note dated as of April 13, 2011 delivered by Borrower and hereby consents to the amendments to Amended and Restated Revolving Note dated October 21, 2009 as set forth in such Second Amended and Restated Revolving Note. Guarantor agrees that the Guaranty, as amended hereby, is, and shall remain in full force and effect and is in all respects confirmed, approved and ratified.
3. Effectiveness. This Amendment shall be effective as of the date first above written but shall not become effective as of such date until the date (the “Effective Date”) that each of the following conditions shall have been satisfied:
(a) The Lender shall have received each of the following documents, in each case in form and substance reasonably satisfactory to the Lender:
(i) this Amendment duly executed by the Guarantor;
(ii) Second Amended and Restated Revolving Note executed by Borrower;
(iii) (A) evidence of the authority of the Borrower and the Guarantor to execute the Second Amended and Restated Revolving Note, this Amendment and the other Loan Documents executed in connection herewith and (B) evidence of the incumbency of the officers of the Borrower and Guarantor executing such Loan Documents;
(iv) evidence of the continued existence and good standing of the Borrower in Ohio and the Guarantor in Delaware; and
(v) such other documents and agreements as Lender may reasonably request.
(b) Each of the representations and warranties of the Borrower in the Second Amended and Restated Revolving Note and of the Guarantor contained in this Amendment shall be true and correct on and as of the Effective Date.
(c) Borrower and Guarantor shall have paid all fees and expenses incurred by Lender in connection with the negotiation, execution and delivery of this Amendment and any other documents or agreements executed in connection herewith (including the fees and expenses of counsel to the Lender).

4. Representations and Warranties. In order to induce the Lender to enter into this Amendment, the Guarantor represents and warrants as follows:
Each of the representations and warranties of Guarantor set forth in the Guaranty and each other Loan Document is true and correct on and as of the Effective Date both before and after giving effect to this Amendment and, as of the Effective Date, both before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
5. Loan Document. Guarantor and Lender each acknowledge and agree that this Amendment constitutes a Loan Document.
6. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
7. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF OHIO.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

STREAMLINE HEALTH SOLUTIONS, INC.
By:	/s/ Donald E. Vick, Jr.
	Name:	Donald E. Vick, Jr.
	Title:	Interim CFO

FIFTH THIRD BANK, an Ohio banking corporation
By:	/s/ Daniel G. Feldman
	Name:	Daniel G. Feldman
	Title:	Vice President